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                                                                      EXHIBIT j



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Bridgeway Fund, Inc. on Form N-1A ("Registration Statement") of our report dated August 16, 2000, relating to the financial statements and financial highlights, which appears in the June 30, 2000 Annual Report to Shareholders of Bridgeway Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "General Information" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, TX
April 17, 2001